UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2016

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

                                 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 6, 2016, Constellation Brands, Inc. (the “Company”), certain subsidiary guarantors (the “Guarantors”) and Manufacturers and Traders Trust Company, as trustee, entered into Supplemental Indenture No. 11, dated as of December 6, 2016 (the “Supplemental Indenture”), which supplemented the Indenture, dated as of April 17, 2012 (the “Base Indenture” and together with the Supplemental Indenture and the other prior supplemental indentures thereto, the “Indenture”). Under the Indenture, the Company issued $600,000,000 aggregate principal amount of 3.700% Senior Notes due 2026 (the “Notes”).

The Notes will mature on December 6, 2026. Interest on the Notes will accrue from December 6, 2016 and will be payable on June 6 and December 6 of each year, beginning June 6, 2017. The Notes will rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness, senior in right of payment to any indebtedness that is expressly subordinated to the Notes, and effectively subordinated in right of payment to the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including all borrowings under the Company’s Fifth Amended and Restated Credit Agreement, dated as of October 13, 2016, among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the lenders party thereto (as amended, refinanced, extended, substituted, replaced or renewed from time to time, collectively the “Credit Facility”). Certain of the Company’s existing subsidiaries are guarantors of the Notes, and future subsidiaries of the Company will guarantee the Notes, on a senior unsecured basis to the extent and for so long as such entities guarantee indebtedness under the Credit Facility. Each guarantee is effectively subordinated to any secured obligations of the Guarantors to the extent of the value of the assets securing such debt. Holders of the Notes will not have a direct claim on assets of subsidiaries that do not guarantee the Notes and the Notes are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

At any time prior to September 6, 2026, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to but excluding the redemption date, plus a make-whole premium. On or after September 6, 2026, the Company may redeem the Notes at a price equal to their principal amount, together with accrued and unpaid interest to but excluding the redemption date.

If the Company experiences a Change of Control Triggering Event (as defined in the Supplemental Indenture), it must offer to repurchase all the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the repurchase date.

The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to create liens or enter into sale-leaseback transactions and impose conditions on the Company’s ability to engage in mergers, consolidations and sales of all or substantially all of its assets.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to (i) the Supplemental Indenture filed as Exhibit 4.1 hereto (and the form of the Notes and related guarantees, which are included in Exhibit 4.1 hereto), each of which is incorporated by reference into this Item 8.01 and into the Company’s registration statement on Form S-3 (File No. 333-199293) filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2014 and as amended on November 29, 2016 (the “Registration Statement”), and (ii) the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2012.

In connection with the offering of the Notes, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Supplemental Indenture No. 11, dated as of December 6, 2016, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

5.1	Opinion of McDermott Will & Emery LLP dated December 6, 2016.

23.1	Consent of McDermott Will & Emery LLP (included in the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Supplemental Indenture No. 11, dated as of December 6, 2016, among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee (filed herewith).

(5)	OPINION RE LEGALITY

Opinion of McDermott Will & Emery LLP dated December 6, 2016 (filed herewith).

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Consent of McDermott Will & Emery LLP (included in the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.

(106)	STATIC POOL PDF

Not Applicable.